                                  (Exhibit 24)


                       CONSENT OF INDEPENDENT ACCOUNTANTS

     We hereby consent to the incorporation by reference in the Registration Statement on Form S-8 (No. 33-26093) of Concorde Career Colleges, Inc. of our report dated March 23, 2001, except as to the reverse stock split which is as of November 21, 2001, and except to the 2000 transitional disclosures relating to adoption of Statement of Financial Accounting Standards No. 142 described in
Note 2 which is as of January 1, 2002, relating to the 2000 consolidated financial statements, which appears in the Form 10-K.



PricewaterhouseCoopers, LLP

Kansas City, Missouri
March 6, 2003




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